Exhibit 10.4.2

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 230.406. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

SECOND AMENDMENT TO AMENDED AND RESTATED

NERVE TISSUE PROCESSING AGREEMENT

THIS SECOND AMENDMENT (“Second Amendment”) to the Amended and Restated Nerve Tissue Processing Agreement, dated as of February 27, 2008, as amended on June 27, 2008 (“Amendment”), entered into by and among LifeNet Health (“LifeNet”) and AxoGen Corporation (the “Agreement”), is entered into between the parties on August 9, 2011 (“Effective Date”).

WHEREAS, the parties wish to amend the Agreement under the terms and subject to the conditions set forth in this Second Amendment;

In consideration of the mutual promises contained herein, the parties agree to the following:

1.	The parties agree that Appendix B to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix B.

2.	The parties hereby agree that the fee schedule set forth in the attached amended Appendix B shall be retroactively effective to the last two operational weeks in December 2010.

3.	This Second Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

4.	This Second Amendment was drafted by all parties concerned and thus any rule of contract interpretation calling for documents to be construed against the drafter shall not apply to the construction of this Second Amendment.

5.	The Parties confirm and acknowledge that the Agreement is in full force and effect, that there have been no uncured events of breach to date, and that each represents and warrants to the other that they are in material compliance with the Agreement. Except for the changes made by this Second Amendment to the Agreement and the Amendment, the Agreement remains in full force and effect without modification.

IN WITNESS WHEREOF, the parties execute this Second Amendment as of the dates written below.

LIFENET HEALTH		AXOGEN CORPORATION

By:	/s/ Gordon Berkstresser	By:	/s/ John P. Engels

Title:	CFO	Title:	Vice President

Date:	08/10/11	Date:	08/10/11

APPENDIX B

FEE SCHEDULE

1)	AXOGEN shall pay LIFENET HEALTH [**].

2)	[**].

3)	LIFENET HEALTH shall bill AXOGEN [**].

4)	LIFENET HEALTH shall bill AXOGEN [**].

**	Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.